                             1997 STOCK OPTION PLAN
                                       OF
                              AUDIO BOOK CLUB, INC.


         1. Purpose.

                  Audio Book Club, Inc. (the "Company") desires to attract and retain the best available talent and encourage the highest level of performance in order to continue to serve the best interests of the Company, and its shareholders. By affording key personnel the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the business, the 1997 Stock Option Plan of Audio Book Club, Inc. (the "1997 Plan") is expected to contribute to the attainment of those objectives.

                  The word "Parent" as used herein, shall mean any corporation that owns fifty percent or more of the voting stock of the Company.

                  The word "Subsidiary" or "Subsidiaries" as used herein, shall mean any corporation, fifty percent or more of the voting stock of which is owned by the Company.

         2. Scope and Duration.

                  Options under the 1997 Plan may be granted in the form of incentive stock options ("Incentive Options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or in the form of nonqualified stock options ("Non-Qualified Options"). (Unless otherwise indicated, references in the 1997 Plan to "options" include Incentive Options and Non-Qualified Options.) The maximum aggregate number of shares as to which options may be granted from time to time under the 1997 Plan is 750,000 shares of the Common Stock of the Company ("Common Stock"), which shares may be, in whole or in part, authorized but unissued shares or shares reacquired by the Company. The maximum number of shares with respect to which options may be granted to any employee during the term of the Plan is 250,000. Except as otherwise provided in Paragraph 7(b) hereof, if an option shall expire, terminate or be surrendered for cancellation for any reason without having been exercised in full, the shares represented by the option or portion thereof not so exercised shall (unless the 1997 Plan shall have been terminated) become available for subsequent option grants under the 1997 Plan. As provided in Paragraph 13, the 1997 Plan shall become effective on June 20, 1997, and unless terminated sooner pursuant to paragraph 14, the 1997 Plan shall terminate on June 19, 2007, and no option shall be granted hereunder after that date.

         3. Administration.

                  The 1997 Plan shall be administered by the Board of Directors of the Company, or, at their discretion, by a committee which is appointed by the Board of Directors to perform such function (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors, each of whom shall serve at the pleasure of the Board of Directors and shall be a "Non-Employee Director" as defined in Rule l6b-3 pursuant to the Securities Exchange Act of 1934 (the "Act"). Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

                  The Board of Directors or the Committee, as the case may be, shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1997 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as Incentive Options or Non-Qualified Options; to interpret the 1997 Plan; to prescribe, amend and rescind rules and regulations relating to the 1997 Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with options under the 1997 Plan; and to make all other determinations deemed necessary or advisable for the administration of the 1997 Plan. The Board of Directors or the Committee, as the case may be, may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or the Committee, as the case may be, or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board of Directors or the Committee, as the case may be, or such person may have under the 1997 Plan.

         4. Eligibility; Factors to be Considered in Granting Options.

                  Incentive Options shall be limited to persons who are employees of the Company or, if applicable, its Parent, or a Subsidiary and at the date of grant of any option are in the employ of the Company or its Parent or a Subsidiary. In determining the employees to whom Incentive Options shall be granted and the number of shares to be covered by each Incentive Option, the Board of Directors or the Committee, as the case may be, shall take into account the nature of employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 1997 Plan. An employee who has been granted an option or options under the 1997 Plan may be granted an additional option or options, subject, in the case of

Incentive Options, to such limitations as may be imposed by the Code on such options. Except as provided below, a Non-Qualified Option may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, and non-employee directors, who the Board of Directors or the Committee, as the case may be, believes has contributed, or will contribute, to the success of the Company.

         5. Option Price.

                  The purchase price of the Common Stock covered by each option shall be determined by the Board of Directors or the Committee, as the case may be. In the case of Incentive Options the purchase price shall not be less than 100% (110% if granted to an employee referred to in paragraph 8(b) hereof) of the Fair Market Value (as defined in paragraph 15 below) of a share of the Common Stock on the date on which the option is granted. In the case of Non-Qualified Options the purchase price per share of Common Stock covered by each option shall be such price, not less than the par value of a share of Common Stock, as shall be determined by the Board of Directors or the Committee, as the case may be. Such purchase prices shall be subject to adjustment as provided in paragraph 12 below. The Board of Directors or the Committee, as the case may be, shall determine the date on which an option is granted; in the absence of such a determination, the date on which the Board of Directors or the Committee, as the case may be, adopts a resolution granting an option shall be considered the date on which such option is granted.

         6. Term of Options.

                  The term of each option shall be determined by the Board of Directors or the Committee, as the case may be, provided, however that the term of any option cannot be more then ten years from the date of grant (five years in the case of an Incentive Option granted to an employee referred to in paragraph 8(b) hereof). All options granted pursuant to the 1997 Plan are subject to earlier termination as provided in paragraphs 10 and 11 below.

         7. Exercise of Options.

                  (a) Subject to the provisions of the 1997 Plan and unless otherwise provided in the option agreement, options granted under the 1997 Plan shall become exercisable as determined by the Board of Directors or Committee. In its discretion, the Board of Directors or the Committee, as the case may be, may, in any case or cases, prescribe that options granted under the 1997 Plan become exercisable in installments or provide that an option may be exercisable in full immediately upon the date of its grant. The Board of Directors or the Committee, as the case may be, may, in its sole discretion, also provide that an option granted pursuant to the 1997 Plan shall immediately become exercisable in full upon the happening of any of the following events; (i) the first purchase of shares of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the Common Stock, (ii) the approval by the shareholder(s) of the Company of an agreement for a merger in which the Company will not survive as an independent, publicly owned corporation, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, (iii) with respect to an employee, on his 65th birthday, or (iv) with respect to an employee, on the employee's involuntary termination from employment, except as provided in Section 10 herein. In the event of a question or controversy as to whether or not any of the events hereinabove described has taken place, a determination by the Board of Directors or the Committee, as the case may be, that such event has or has not occurred shall be conclusive and binding upon the Company and participants in the 1997 Plan.

                  (b) Any option at any time granted under the 1997 Plan may contain a provision to the effect that the optionee (or any persons entitled to act under paragraph 11 hereof) may, at any time at which Fair Market Value is in excess of the exercise price and prior to exercising the option, in whole or in part, request that the Company purchase all or any portion of the option as shall then be exercisable at a price (the "Purchase Price") equal to the difference between (i) an amount equal to the option price multiplied by the number of shares subject to that portion of the option in respect of which such request shall be made and (ii) an amount equal to such number of shares multiplied by the fair market value of the Company's Common Stock (within the meaning of Section 422 of the Code and the treasury regulations promulgated thereunder) on the date of purchase. The Company shall have no obligation to make any purchase pursuant to such request, but if it elects to do so, such portion of the option as to which the request is made shall be surrendered to the Company. The Purchase Price for the portion of the option to be so surrendered shall be paid by the Company, less any applicable withholding tax obligations imposed upon the Company by reason of the purchase, at the election of the Board of Directors or the Committee, as the case may be, either in cash or in shares of Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock, which may consist, in whole or in part, of shares of authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. No fractional share of Common Stock shall be issued or transferred and any fractional share shall be disregarded. Shares covered by that portion of any option purchased by the Company pursuant hereto and surrendered to the Company shall not be available for the granting of further options under the 1997 Plan. All determinations to be made by the Company hereunder shall be made by the Board of Directors or the Committee, as the case may be.

                  (c) An option may be exercised, at any time or from time to time (subject, in the case of Incentive Options, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable until the expiration of the period set forth in paragraph 6 hereof, by the delivery to the Company, at its principal place of business, of
(i) written notice of exercise in the form specified by the Board of Directors or the Committee, as the case may be, specifying the number of shares of Common Stock with respect to which the option is being exercised and signed by the person exercising the option as provided herein, (ii) payment of the purchase price; and (iii) in the case of Non-Qualified Options, payment in cash of all withholding tax obligations imposed on the Company by reason of the exercise of the option. Upon acceptance of such notice, receipt of payment in full, and receipt of payment of all withholding tax obligations, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased. In the event the person exercising the option delivers the items specified in (i) and (ii) of this Subsection (c), but not the item specified in (iii) hereof, if applicable, the option shall still be considered exercised upon acceptance by the Company for the full number of shares of Common Stock specified in the notice of exercise but the actual number of shares issued shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the option is exercised, is sufficient to satisfy the required amount of withholding tax.

                  (d) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise. Except as otherwise provided in subsection (b) of this paragraph 7, payment shall be made in cash, which may be paid by check or other instrument acceptable to the Company; in addition, subject to compliance with applicable laws and regulations and such conditions as the Board of Directors or the Committee, as the case may be, may impose, the Board of Directors or the Committee, as the case may be, in its sole discretion, may on a case-by-case basis elect to accept payment in shares of Common Stock of the Company which are already owned by the option holder, valued at the Fair Market Value thereof (as defined in paragraph 15 below) on the date of exercise; provided, however, that with respect to Incentive Options, no such discretion may be exercised unless the option agreement permits the payment of the purchase price in that manner.

                  (e) Except as provided in paragraphs 10 and 11 below, no option granted to an employee may be exercised at any time by such employee unless such employee is then an employee of the Company or a Subsidiary or Parent.

         8. Incentive Options.

                  (a) With respect to Incentive Options granted, the aggregate Fair Market Value (determined in accordance with the provisions of paragraph 15 at the time the Incentive Option is granted) of the Common Stock or any other stock of the Company or its current or future Subsidiaries with respect to which incentive stock options, as defined in Section 422 of the Code, are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporation's, as those terms are defined in Section 424 of the Code) shall not exceed $100,000.

                  (b) No Incentive Option may be awarded to any employee who immediately prior to the date of the granting of such Incentive Option owns more than 10% of the combined voting power of all classes of stock of the Company or any of its Subsidiaries unless the exercise price under the Incentive Option is at least 110% of the Fair Market Value and the option expires within 5 years from the date of grant.

                  (c) In the event of amendments to the Code or applicable regulations relating to Incentive Options subsequent to the date hereof, the provisions of the 1997 Plan and the provisions of outstanding option agreements between the Company and any optionee with respect to options issued pursuant to the 1997 Plan shall automatically, and without any action on the part of any person, be modified to conform to such amendments, provided, however, that no such amendment shall occur to an existing option without the express approval of the Company and the optionee if the effect of such amendment were to result in the granting of a new option pursuant to Section 424(h) of the Code or any successor provision.

         9. Transferability of Options.

                  Incentive Options granted under the 1997 Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and Incentive Options may be exercised during the lifetime of the optionee only by the optionee. Non-Qualified Options are only transferable if such right is granted by the Board of Directors, or the Committee, as the case may be, and such provision is contained in the option agreement with respect to the Non-Qualified Options. No transfer of an option by the optionee by will or by the laws of descent and distribution or otherwise shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferor or transferees of the terms and conditions of such option.

         10. Termination of Employment.

                  In the event that the employment of an employee to whom an option has been granted under the 1997 Plan shall be terminated (except as set forth in paragraph 11 below), such option may be, subject to the provisions of the 1997 Plan, exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within three (3) months after such termination, but not later than the date on which the option terminates; provided, however, that any option which is held by an employee whose employment is terminated for cause or voluntarily without the consent of the Company or Parent or Subsidiary, as the case may be, shall, to the extent not theretofore exercised, automatically terminate as of the date of termination of employment. As used herein, "cause" shall mean conduct amounting to fraud, dishonesty, or engaging in competition or solicitations in competition with the Company and breaches of any applicable employment agreement between the Company and the optionee. Options granted to employees under the 1997 Plan shall not be affected by any change of duties or position so long as the holder continues to be a regular employee of the Company, Parent or a Subsidiary, as the case may be. Any option agreement or any rules and regulations relating to the 1997 Plan may contain such provisions as the Board of Directors or the Committee, as the case may be, shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Nothing in the 1997 Plan or in any option granted pursuant to the 1997 Plan shall confer upon any employee any right to continue in the employ of the Company or any of the Subsidiaries or Parent or interfere in any way with the right of the Company or any such Subsidiary or Parent, as the case may be, to terminate such employment at any time.

         11. Death or Disability of Employee.

                  If an employee to whom an option has been granted under the 1997 Plan shall die while employed by the Company or a Parent or a Subsidiary, as the case may be, or within three (3) months after the termination of such employment (other than termination for cause or voluntary termination without the consent of the Company or the Parent or a Subsidiary, as the case may be), such option may be exercised, to the extent exercisable by the employee on the date of death, by a legatee or legatees of the employee under the employee's last will, or by the employee's personal representative or distributees, at any time within one year after the date of the employee's death, but not later than the date on which the option terminates. In the event that the employment of an employee to whom an option has been granted under the 1997 Plan shall be terminated as the result of a disability, such option may be exercised, to the extent exercisable by the employee on the date of such termination, at any time within one year after the date of such termination, but not later than the date on which the option terminates.

         12. Adjustments Upon Changes in Capitalization, Etc.

                  Notwithstanding any other provision of the 1997 Plan, the Board of Directors or the Committee, as the case may be, may, at any time, make or provide for such adjustments to the 1997 Plan, to the number and class of shares issuable thereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors or the Committee, as the case may be, may make such adjustment as it deems equitable in respect of outstanding options and rights, including in its discretion revision of outstanding options and rights so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Board of Directors or the Committee, as the case may be, shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

         13. Effective Date.

                  The 1997 Plan shall become effective on June 20, 1997, the date of adoption by the Board of Directors and shareholders of the Company.

         14. Termination and Amendment.

                  The Board of Directors of the Company may, without the approval of its shareholders, suspend, terminate, modify or amend the 1997 Plan, provided, however, that any amendment that would increase the aggregate number of shares which may be issued under the 1997 Plan, materially increase the benefits accruing to participants under the 1997 Plan, or materially modify the requirements as to eligibility for participation in the 1997 Plan, shall be subject to the approval of the Company's shareholder(s), except that any such increase or modification that may result from adjustments authorized by paragraph 12 does not require such approval. Except as provided below and in paragraph 8(c) hereof, no suspension, termination, modification or amendment of the 1997 Plan shall require the approval of any optionee. Notwithstanding the foregoing, no suspension, termination, modification or amendment of the 1997 Plan shall be made without the consent of the person to whom an option shall theretofore have been granted if it adversely effects the rights of such optionee under such option.

         15. Miscellaneous.

                  As said term is used in the 1997 Plan, the "Fair Market Value" of a share of Common Stock on any day means: (a) if the principal market for the Common Stock is a national securities exchange or the National Association of Securities Dealers Automated Quotations System ("NASDAQ), the closing sales price of the Common Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (a) and (b) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Board of Directors or the Committee, as the case may be, shall be conclusive as to the Fair Market Value of the Common Stock.

                  The Board of Directors or the Committee, as the case may be, may require, as a condition to the issuance and delivery of the shares issuable upon exercise of any option granted under the 1997 Plan, that to the extent required at the time of exercise (i) such shares of Common Stock have been duly listed, upon official notice of issuance, upon any stock exchange(s) on which the Common Stock is listed or upon NASDAQ, if the Common Stock is then listed on NASDAQ, (ii) a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares shall be effective and any applicable state registration or qualification has been complied with, or, in the opinion of either counsel to the Company or counsel to the optionholder reasonably acceptable to the Company, exemptions from such federal and state registration requirements are available and/or (iii) the person exercising such option deliver to the Company such documents, agreements and investment and other representations as the Board of Directors or the Committee, as the case may be, shall reasonably determine to be in the best interests of the Company.

                  During the term of the 1997 Plan, the Board of Directors or the Committee, as the case may be, in its discretion, may offer one or more option holders the opportunity to surrender any or all unexpired options for cancellation or replacement. If any options are so surrendered, the Board of Directors or the Committee, as the case may be, may then grant new Non-Qualified or Incentive Options to such holders for the same or different numbers of shares at higher or lower exercise prices than the surrendered options. Such new options may have a different term and shall be subject to the provisions of the 1997 Plan the same as any other option.

                  Anything herein to the contrary notwithstanding, the Board of Directors or the Committee, as the case may be, may, in their sole discretion, impose more restrictive conditions on the exercise of an option granted pursuant to the 1997 Plan; however, any and all such conditions shall be specified in the option agreement limiting and defining such option.

                  Nothing in the 1997 Plan or in any Non-Qualified Option granted pursuant to the 1997 Plan to a non-employee, including a director, shall confer on any individual or entity the right to provide services to the Company, Parent or a Subsidiary, as the case may be, or the right of any director to continue as a director of the Company, Parent or a Subsidiary, as the case may be, or interfere with the right of the Company, Parent or any Subsidiary, as the case may be, to terminate the optionee's services at any time.

         16. Privileges of Stock Ownership.

                  No person entitled to exercise any option granted under the 1997 Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued (whether electronically or in paper format).

         17. Compliance with SEC Regulations.

                  It is the Company's intent that the 1997 Plan comply in all respects with Rule 16b-3 of the Act and any regulations promulgated thereunder. If any provision of the 1997 Plan is later found not to be in compliance with said Rule, the provisions shall be deemed null and void.